RUBENSTEIN ASSOCIATES, INC.

Public Relations

1345 Avenue of the Americas
New York, New York 10105-0109
212-843-8000
Fax 212-843-9200

January 22, 2007

Ms. Mary K. Whelan
EVP, Marketing & Communications
mPhase Technologies
150 Clove Road
Little Falls, NJ 07424
mkwhelan@mphasetech.com

Dear Mary:

I am pleased to confirm our understanding whereby mPhase Technologies retains Rubenstein Associates, Inc. ("Rubenstein") as public relations counsel beginning January 23, 2007 through July 23, 2007. Thereafter, this agreement will renew automatically on a month-to-month basis unless cancelled by either party on thirty (30) days written notice.

In connection with our engagement, Rubenstein will act as mPhase Technologies's public relations counsel, providing strategic advice and media relations services in an effort to enhance mPhase Technologies's public profile. As deemed appropriate, Rubenstein will seek to project mPhase Technologies and its activities through the major media: newspapers, magazines, TV, radio, new media and trade and business publications.

Rubenstein will also provide you with public relations advice and guidance to enhance your image.

mPhase Technologies agrees to pay Rubenstein $8,000 per month, in advance, for the services listed above on the 23rd of each month starting on January 23, 2007. mPhase Technologies also agrees to pay all out-of-pocket expenses. These may include, but are not limited to, postage, photocopying, long-distance telephone, messengers, photography, printing, and travel expenses. Any individual expense in excess of $200 will be approved by mPhase Technologies in advance.

By execution of this agreement, mPhase Technologies agrees to indemnify, defend and hold harmless Rubenstein against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorney's fees and expenses, arising out of Rubenstein's utilization of any authorized information.

This agreement and the attachments hereto, if any, constitute the entire agreement between the parties with respect to the subject matter herein and there are no representations, understandings, or agreements relative hereto which are not fully expressed herein.

This agreement and performance thereunder is governed by the laws of the State of New York.

If this agreement outlines our understanding, please sign a copy and return it to Rubenstein with your first month's fee of $8,000.

I have enclosed a bill for your convenience.

I look forward to a mutually productive relationship.

Sincerely yours,

Howard J. Rubenstein

DATE:____________________

ACCEPTED BY:____________________

____

By execution of this agreement, mPhase Technologies agrees to indemnify, defend and hold harmless Rubenstein against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorney's fees and expenses, arising out of Rubenstein's utilization of any authorized information.

This agreement and the attachments hereto, if any, constitute the entire agreement between the parties with respect to the subject matter herein and there are no representations, understandings, or agreements relative hereto which are not fully expressed herein.

This agreement and performance thereunder is governed by the laws of the State of New York.

If this agreement outlines our understanding, please sign a copy and return it to Rubenstein with your first month's fee of $8,000.

I have enclosed a bill for your convenience.

I look forward to a mutually productive relationship.

Sincerely yours,

Howard J. Rubenstein

DATE: 1/23/07

ACCEPTED BY: [signature]

____

RUBENSTEIN ASSOCIATES, INC.

Public Relations

1345 Avenue of the Americas
New York, New York 10105-0109
212-843-8000
Fax 212-843-9200

January 22, 2007

mPhase Technologies
150 Clove Road
Little Falls, NJ 07424
mkwhelan@mphasetech.com

Attn: Ms. Mary K. Whelan
EVP, Marketing & Communications

Services: January 23, 2007 – February 23, 2007 $8,000